UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2011

TMS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

001-35128	Delaware	20-5899976
(Commission File Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

(412) 678-6141

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2011, the Board of Directors of TMS International Corp. (“TMS”) elected Joseph Curtin to serve as Chairman of the TMS Board of Directors. Mr. Curtin, who will continue to serve as President and Chief Executive Officer of TMS, was not named to any Board committees in connection with his election as Chairman.

Also on August 16, 2011, TMS and its indirect wholly-owned subsidiary Tube City IMS Corporation (“TCIMS”) entered into the First Amendment to Transition Agreement (the “Amendment”) with I Michael Coslov and two entities affiliated with Mr. Coslov. The Amendment amends the Transition Agreement dated July 24, 2009 (the “Agreement”), previously filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1, No. 333-166807, filed May 13, 2010.

Pursuant to the Amendment, Mr. Coslov has resigned from all of his positions on the Boards of Directors of TMS and of TCIMS (collectively, the “Boards”), including his positions as non-executive Chairman of said Boards, in each case effective as of August 16, 2011. Mr. Coslov’s resignation from the Boards is not the result of any disagreement with TMS or TCIMS relating to their operations, policies, or practices.

The Amendment also provides that notwithstanding Mr. Coslov’s voluntary resignation from the Boards, his departure from the Boards for purposes of Sections 5 and 6 of the Agreement will be treated in the same manner as if stockholders had removed Mr. Coslov from the Boards or failed to re-elect him to the Boards, which will entitle Mr. Coslov to receive the economic benefits set forth in those provisions (as previously disclosed). Mr. Coslov, in turn, has reaffirmed the release set forth in the Agreement through August 16, 2011.

The description of the Amendment in this Item 5.02 is qualified in its entirety by the terms and conditions of the Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company is issuing a press release with respect to Mr. Curtin’s appointment and Mr. Coslov’s resignation, the full text of which is furnished as Exhibit 99.2 to this Report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 First Amendment to Transition Agreement dated August 16, 2011, by and among TMS International Corp., Tube City IMS Corporation, I Michael Coslov, IMC Tube City Investments, LLC, and IMC Tube City Holdings, Inc.

99.2 Press Release dated August 17, 2011 titled “TMS International Corp. Appoints Joseph Curtin Chairman of its Board of Directors; Accepts Resignation of Michael Coslov from Board.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMS INTERNATIONAL CORP.

Date: August 16, 2011

	By:	/s/ Daniel E. Rosati
Daniel E. Rosati
Executive Vice President, Chief Financial Officer and Treasurer

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